                                                                            Exhibit 99.1

The Savannah Bancorp, Inc.

April 17, 2007
For Release: Immediately

The Savannah Bancorp Reports First Quarter EPS Decrease
of 2.5 Percent and Announces Quarterly Dividend

SAVANNAH, GA -(Prime Newswire)—April 17, 2007--The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported net income of $2,311,000 in the first quarter 2007, down $40,000, or 1.7 percent, from $2,351,000 in the first quarter 2006. Net income per diluted share was 39 cents in the first quarter 2007 compared to 40 cents per share in the first quarter 2006, a decrease of 2.5 percent. The slight earnings decrease is primarily attributable to a higher provision for credit losses and a lower net interest margin resulting primarily from higher deposit costs. Return on average equity was 13.90 percent, return on average assets was 1.12 percent and the efficiency ratio was 55.78 percent in the first quarter 2007. Prior period per share amounts have been restated to reflect the 5-for-4 stock split in December 2006.

Total assets increased 11 percent to $848 million at March 31, 2007, up from $764 million a year earlier. Loans, excluding loans held for sale, were $730 million compared to $641 million one year earlier, an increase of 14 percent. Deposits totaled $712 million and $630 million at March 31, 2007 and 2006, respectively, an increase of 13 percent.

During the first quarter, a banking office site was selected in Bluffton, SC for Harbourside Community Bank and the lease for a build-to-suit facility was signed. Bluffton is one of the high growth coastal areas adjacent to Hilton Head Island. John Helmken, President and CEO of The Savannah Bancorp commented, “The Bluffton market is an essential part of our strategy for Harbourside. We have a branch manager and directors on board who are very much a part of the Bluffton community. We are also excited about our new Bryan Bank branch office which is currently in the design phase. This new office will allow us to capture an even greater share of the fast growing Bryan County market.”

“Although we are in a challenging interest rate environment and very competitive banking markets with short-term challenges, we are located in great markets with many experienced bankers who provide the foundation for long-term success. In addition to loan growth, we are increasing our focus on noninterest revenues and core deposit growth through evaluation of existing strategies, review of lines of business and introduction of new products. We are also working diligently to add additional players to the team who will significantly improve our growth capabilities in our existing markets,” added Helmken.

Nonperforming assets were $2,012,000 or 0.28 percent of total loans plus other real estate at March 31, 2007 compared to $2,093,000 or 0.33 percent of total loans at March 31, 2006. First quarter net credit losses were $234,000 for 2007 compared to $0 in the first quarter 2006. The first quarter net charge-offs included one charge-off for $200,000 on a second mortgage loan indirectly related to the borrower’s losses incurred in Hurricane Katrina. The first quarter provision for credit losses included an extra $200,000 for the first quarter net charge-offs.

Net interest income increased 3.3 percent in the first quarter 2007 over the first quarter 2006. First quarter net interest margin declined to 4.17 percent in 2007 from 4.59 percent in 2006. Noninterest income declined $19,000, or 1.8 percent due to slightly lower mortgage related income and lower service charges on deposit accounts. Noninterest expense increased $252,000 or 5.1 percent in the first quarter 2007 compared to the first quarter 2006. Higher personnel, occupancy, equipment and information technology cost were partially offset by lower other operating expenses. Other operating expenses decreased by $191,000, resulting from approximately $198,000 in nonrecurring pre-opening expenses in the first quarter 2006.

Today, the Board of Directors declared a regular quarterly cash dividend of 12 cents per share, payable on May 20, 2007 to shareholders of record as of April 27, 2007. This is the 47th consecutive quarterly dividend.

The Savannah Bancorp, Inc. is a bank holding company with three banking subsidiaries, The Savannah Bank, N.A., Bryan Bank & Trust and Harbourside Community Bank. The Company has six banking locations in Savannah, GA, one in Richmond Hill, GA and one on Hilton Head Island, SC. Comprehensive historical and current financial information on the Company is available on its corporate website at www.savb.com.

Forward-Looking Statements

This press release may contain statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding future expectations or events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

Attachments
Contacts: John C. Helmken II, President and CEO, 912-629-6486
  Robert B. Briscoe, Chief Financial Officer, 912-629-6525

The Savannah Bancorp, Inc. and Subsidiaries
First Quarter Financial Highlights
March 31, 2007 and 2006
($ in thousands, except per share data)
(Unaudited)

Balance Sheet Data at March 31	2007	2006	% Change
Total assets	$ 848,292	$ 764,087	11
Interest-earning assets	807,111	729,403	11
Loans	730,387	641,376	14
Allowance for credit losses	9,220	8,228	12
Non-accruing loans	400	1,945	(79)
Loans past due 90 days - accruing	990	148	NM
Other real estate owned	622	-	NM
Deposits	712,170	629,981	13
Interest-bearing liabilities	674,522	601,630	12
Shareholders' equity	68,441	59,646	15
Allowance for credit losses to total loans	1.26%	1.28%	(1.6)
Nonperforming assets to total loans and OREO	0.28%	0.33%	(15)
Loan to deposit ratio	103%	102%	1.0
Equity to assets	8.07%	7.81%	3.3
Tier 1 capital to risk-weighted assets	11.23%	11.26%	(0.3)
Total capital to risk-weighted assets	12.48%	12.51%	(0.2)
Outstanding shares (a)	5,790	5,759	0.5
Book value per share (a)	$ 11.82	$ 10.36	14
Market value per share (a)	$ 27.00	$ 28.06	(3.8)

Performance Ratios for the First Quarter

Net income	$ 2,311	$ 2,351	(1.7)
Return on average assets	1.12%	1.29%	(13)
Return on average equity	13.90%	16.14%	(14)
Net interest margin	4.17%	4.59%	(9.2)
Efficiency ratio	55.78%	54.47%	2.4
Per share data: (a)
Net income - basic	$ .40	$ .41	2.4
Net income - diluted	$ .39	$ .40	2.5
Dividends	$ .120	$ .112	7.1
Average shares: (a)
Basic	5,783	5,759	0.4
Diluted	5,890	5,886	0.1

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2007 and 2006
($ in thousands, except per share data)

	March 31,
	2007	2006
Assets
Cash and due from banks	$ 16,890	$ 15,343
Federal funds sold	20,176	20,245
Interest-bearing deposits in banks	2,786	3,539
Cash and cash equivalents	39,852	39,127
Securities available for sale, at fair value (amortized
cost of $57,918 in 2007 and $50,121 in 2006)	57,785	49,442
Loans held for sale	1,835	16,067
Loans, net of allowance for credit losses of $9,220 in 2007 and $8,228 in 2006	721,167	633,148
Premises and equipment, net	6,274	5,750
Other real estate owned	622	-
Bank-owned life insurance	5,813	5,603
Other assets	14,944	14,950
Total assets	$848,292	$764,087

Liabilities
Deposits:
Noninterest-bearing	$ 98,663	$ 96,645
Interest-bearing demand	112,490	90,293
Savings	18,917	19,794
Money market	170,039	130,132
Time deposits	312,061	293,117
Total deposits	712,170	629,981
Short-term borrowings	37,480	37,589
Federal Home Loan Bank advances - long-term	13,225	20,395
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Other liabilities	6,666	6,166
Total liabilities	779,851	704,441

Shareholders' equity
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,790,376 and 4,607,475 shares
in 2007 and 2006, respectively	5,790	4,607
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Additional paid-in capital	35,732	36,341
Retained earnings	27,308	19,977
Treasury stock, 318 and 267 shares
in 2007 and 2006, respectively	(4)	(4)
Accumulated other comprehensive loss, net	(385)	(1,275)
Total shareholders' equity	68,441	59,646
Total liabilities and shareholders' equity	$848,292	$764,087

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
For the Three Months and Five Quarters Ending March 31, 2007 and 2006
($ in thousands, except per share data)
	(Unaudited)			(Unaudited)
	For the Three Months Ended			2007	2006				Q1-07 /
	March 31,		%	First	Fourth	Third	Second	First	Q1-06
	2007	2006	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$14,351	$11,721	22	$14,351	$14,063	$13,209	$12,548	$ 11,721	22
Loans held for sale	34	209	(84)	34	52	64	233	209	(84)
Investment securities	620	510	22	620	599	572	559	510	22
Deposits with banks	83	47	77	83	127	65	54	47	77
Federal funds sold	172	127	35	172	116	166	148	127	35
Total interest and dividend income	15,260	12,614	21	15,260	14,957	14,076	13,542	12,614	21
Interest expense
Deposits	6,092	3,894	56	6,092	5,754	5,251	4,443	3,894	56
Other borrowings	625	368	70	625	561	326	546	368	70
FHLB advances	164	247	(34)	164	168	166	197	247	(34)
Subordinated debt	203	188	8.0	203	214	214	200	188	8.0
Total interest expense	7,084	4,697	51	7,084	6,697	5,957	5,386	4,697	51
Net interest income	8,176	7,917	3.3	8,176	8,260	8,119	8,156	7,917	3.3
Provision for credit losses	500	415	20	500	450	360	360	415	20
Net interest income after the
provision for credit losses	7,676	7,502	2.3	7,676	7,810	7,759	7,796	7,502	2.3
Noninterest income
Service charges on deposits	347	376	(7.7)	347	389	384	377	376	(7.7)
Mortgage related income, net	210	231	(9.1)	210	200	203	252	231	(9.1)
Trust fees	176	158	11	176	170	164	166	158	11
Other operating income	319	306	4.2	319	331	305	291	306	4.2
Total noninterest income	1,052	1,071	(1.8)	1,052	1,090	1,056	1,086	1,071	(1.8)
Noninterest expense
Salaries and employee benefits	2,964	2,691	10	2,964	2,659	2,717	2,785	2,691	10
Occupancy and equipment	758	651	16	758	768	755	746	651	16
Information technology	425	362	17	425	417	372	374	362	17
Other operating expense	1,000	1,191	(16)	1,000	1,293	1,101	1,071	1,191	(16)
Total noninterest expense	5,147	4,895	5.1	5,147	5,137	4,945	4,976	4,895	5.1
Income before income taxes	3,581	3,678	(2.6)	3,581	3,763	3,870	3,906	3,678	(2.6)
Income tax expense	1,270	1,327	(4.3)	1,270	1,240	1,280	1,368	1,327	(4.3)
Net income	$ 2,311	$ 2,351	(1.7)	$ 2,311	$ 2,523	$ 2,590	$ 2,538	$ 2,351	(1.7)
Net income per share:
Basic	$ .40	$ .41	(2.4)	$ .40	$ .44	$ .45	$ .44	$ .41	(2.4)
Diluted	$ .39	$ .40	(2.5)	$ .39	$ .43	$ .44	$ .43	$ .40	(2.5)
Average basic shares (000s)	5,783	5,759	0.4	5,783	5,779	5,761	5,759	5,759	0.4
Average diluted shares (000s)	5,890	5,886	0.1	5,890	5,884	5,886	5,894	5,886	0.1
Performance Ratios
Return on average equity	13.90%	16.14%	(14)	13.90%	15.33%	16.46%	16.91%	16.14%	(14)
Return on average assets	1.12%	1.29%	(13)	1.12%	1.24%	1.34%	1.33%	1.29%	(13)
Net interest margin	4.17%	4.59%	(9.2)	4.17%	4.26%	4.42%	4.51%	4.59%	(9.2)
Efficiency ratio	55.78%	54.47%	2.4	55.78%	54.9%	53.9%	53.8%	54.5%	2.4
Average equity	67,434	59,058	14	67,434	65,297	62,435	60,195	59,058	14
Average assets	834,033	736,674	13	834,033	809,491	767,649	765,080	736,674	13
Average interest-earning assets	799,678	703,438	14	799,678	772,192	732,405	729,101	703,438	14
(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis - First Quarter, 2007 and 2006

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
Q1	Q1	Q1	Q1		Q1	Q1	Vari-
2007	2006	2007	2006		2007	2006	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 6,195	$ 4,367	5.43	4.55	Interest-bearing deposits	$ 83	$ 49	$34	$ 9	$ 25
51,186	44,616	4.79	4.27	Investments - taxable	605	470	135	57	78
1,940	2,938	7.94	10.90	Investments - non-taxable	38	79	(41)	(21)	(20)
13,230	11,355	5.27	4.43	Federal funds sold	172	124	48	24	24
1,652	12,668	8.35	6.69	Loans held for sale	34	209	(175)	52	(227)
725,475	627,494	8.03	7.58	Loans (c)	14,367	11,721	2,646	696	1,950
799,678	703,438	7.76	7.29	Total interest-earning assets	15,299	12,652	2,647	815	1,832
34,355	33,236			Noninterest-earning assets
$834,033	$736,674			Total assets

				Liabilities and equity
				Deposits
$ 109,131	$ 88,405	2.01	1.06	NOW accounts	542	231	311	207	104
18,391	19,880	0.99	1.00	Savings accounts	45	49	(4)	0	(4)
149,898	128,158	4.26	3.10	Money market accounts	1,576	981	595	367	228
117,174	91,971	5.29	4.13	CDs, $100M or more	1,527	937	590	263	327
80,100	90,751	4.76	3.51	CDs, broker	940	785	155	280	(125)
119,332	94,358	4.97	3.91	Other time deposits	1,462	909	553	247	306
594,026	513,523	4.16	3.07	Total interest-bearing deposits	6,092	3,892	2,200	1,380	820
13,272	20,441	5.01	4.88	FHLB advances - long term	164	246	(82)	7	(89)
49,352	31,559	5.14	4.72	Other borrowings	625	367	258	33	225
10,310	10,310	7.99	7.40	Subordinated debt	203	188	15	15	0
				Total interest-bearing
666,960	575,833	4.31	3.31	Liabilities	7,084	4,693	2,391	1,420	971
93,132	93,400			Noninterest-bearing deposits
6,507	8,383			Other liabilities
67,434	59,058			Shareholders' equity
$834,033	$736,674			Liabilities and equity
		3.45	3.98	Interest rate spread
		4.17	4.59	Net interest margin
				Net interest income	$8,215	$7,959	$256	($ 605)	$861
$132,718	$127,605			Net earning assets
$687,158	$606,923			Average deposits
		3.60	2.60	Average cost of deposits
106%	103%			Average loan to deposit ratio
(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.
(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $39 and $42 in the first quarter 2007 and 2006, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Historical Trend Data - Five Years and Five Quarters

The following tables show per share information for the most recent five years and five quarters. Share and per share information have been restated to reflect the effect of the 5-for-4 stock splits in December 2004 and December 2006.

(amounts in thousands except share data)
For the Most Recent Five Years
	2006	2005	2004	2003	2002
Net income	$ 10,002	$ 9,040	$ 5,736	$ 4,644	$ 4,508
Average shares
Basic	5,765	5,396	5,136	5,129	5,125
Diluted	5,876	5,531	5,261	5,226	5,200
Net income per share ($)
Basic	1.73	1.68	1.12	0.91	0.88
Diluted	1.70	1.63	1.09	0.89	0.87
Dividends per share	0.45	0.43	0.42	0.41	0.39
Market price per common share ($)
High close	30.40	30.00	22.08	18.56	14.14
Low close	26.58	21.20	16.11	12.15	11.35
Year-end close	27.25	28.38	21.64	18.56	12.20
At December 31 ($)
Assets	843,514	717,901	617,341	476,865	437,598
Shareholders' equity	66,574	58,543	40,071	36,771	34,756
Book value per share	11.52	10.20	7.80	7.17	6.78
Outstanding shares	5,781	5,739	5,140	5,129	5,126
Performance ratios (%)
Return on equity	16.19	19.06	15.04	12.99	13.50
Return on assets	1.30	1.32	1.03	1.05	1.14
Net interest margin	4.44	4.25	3.86	3.91	4.10
Efficiency ratio	54.29	51.91	58.47	59.40	59.17

For the Most Recent Five Quarters
(Unaudited)	2007		2006
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Net income	$ 2,311	$ 2,523	$ 2,590	$ 2,538	$ 2,351
Average shares
Basic	5,783	5,779	5,761	5,759	5,759
Diluted	5,890	5,884	5,886	5,894	5,886
Net income per share ($)
Basic	0.400	0.437	0.450	0.441	0.408
Diluted	0.390	0.429	0.441	0.432	0.401
Dividends per share	0.120	0.112	0.112	0.112	0.112
Market price per common share ($)
High close	28.07	28.14	30.31	30.40	29.58
Low close	27.00	26.60	26.58	27.26	27.12
Quarter-end close	27.00	27.25	26.64	30.26	28.06
At quarter-end ($)
Assets	848,292	843,514	793,746	772,026	764,087
Shareholders' equity	68,441	66,574	64,394	61,018	59,646
Book value per share	11.82	11.52	11.15	10.59	10.36
Outstanding shares	5,790	5,781	5,771	5,759	5,759
Performance ratios (%)
Return on equity	13.90	15.33	16.46	16.91	16.14
Return on assets	1.12	1.24	1.34	1.33	1.29
Net interest margin	4.17	4.26	4.42	4.51	4.59
Efficiency ratio	55.78	54.94	53.90	53.84	54.47
Additional financial highlights are available at www.savb.com